FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 14, 2008

Score One, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-26717	88-0409164
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Services-Management
Consulting Services
0001090062	8742
(Central Index Key)	(Standard Industrial Classification)

Level 25, Bank of China Tower, 1 Garden Road, Central, Hong Kong SAR
(Address of principal executive offices, including zip code)

   +852 3105 5063
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On this Form 8-K current report, the registrant, Score One, Inc., is hereinafter referred as "we", or "Company", or "SREA".

On January 14, 2008, Lai Ming Lau was terminated from all the positions she held in the Board of Directors (the ‘Board") of the Company and the management of Company, including the Director and Secretary of the Board and Chief Financial Officer of the Company.

On January 14, 2008, Zhenping Wang was elected as the Chairman and Secretary of the Board and the President of the Company. Bin Yang was elected as the Director and Treasurer of the Board and the Chief Financial Officer of the Company. Hoi-ho Kiu remains as the Director of the Board and the Chief Executive Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Score One, Inc.

Date: January 14, 2008	/s/Hoi-ho Kiu
Hoi-ho Kiu
Chief Executive Officer